                                              Registration No. 33-


As filed with the Securities and Exchange Commission on April 25, 1997

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                   ------------------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                   ------------------------------------------

                            HERSHEY FOODS CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

          Delaware                                           23-0691590
   (State of Incorporation)                         (I.R.S. Employer ID Number)

       100 Crystal A Drive
       Hershey, Pennsylvania                                 17033
(Address of Principal Executive Offices)                   (Zip Code)


                            HERSHEY FOODS CORPORATION
                          DIRECTORS' COMPENSATION PLAN
                            (Full Title of the Plan)


                                 Robert M. Reese
                  VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                            HERSHEY FOODS CORPORATION
                               100 Crystal A Drive
                           Hershey, Pennsylvania 17033
                                 (717) 534-4001
            (Name, Address and Telephone Number of Agent for Service)


--------------------------------------------------------------------------------------------------
                         CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------------------------------------

Title of              Amount           Proposed                  Proposed Maxi-        Amount of
Securities to         to be            Maximum Offering          mum Aggregate         Registration
be Registered         Registered       Price Per Share(l)        Offering Price(l)     Fee(l)
---------------------------------------------------------------------------------------------------
Common Stock          50,000           $52.9375                  $2,646,875             $802.10
par value $1.00       shares(2)
---------------------------------------------------------------------------------------------------





--------------------------------------------------------------------------------
(1) Estimated solely for calculation of the registration fee pursuant to Rule 457 under the Securities Act of 1933. Based upon the average of the high and low sale prices of the Common Stock as reported on the New York Stock Exchange Composite Tape on April 21, 1997.

(2)  Subject  to  anti-dilution  increases permitted by Rule 416.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The documents containing the information specified in this Part I have been or will be sent or given to employees as specified by Rule 428(b)(l). Such documents are not filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as a prospectus or a prospectus supplement pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to
Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended (the "Securities Act").

                                     PART II



               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT



ITEM 3.     INCORPORATION OF DOCUMENTS BY REFERENCE

            The following documents filed with the Commission by Hershey Foods Corporation (the "Corporation") are incorporated herein by reference:

            (1) The Corporation's Annual Report on Form 10-K for the year ended December 31, 1996;

            (2) All other reports filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in
(1) above; and

            (3) The description of the Corporation's Common Stock, par value $1.00 per share, contained on pages B-4 and B-23 to B-24 of Exhibit 13 of the Corporation's Annual Report on Form 10-K for the year ended December 31, 1996.

            All documents filed hereafter by the Corporation pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

            The description of the Corporation's Common Stock is incorporated by reference into this Registration Statement pursuant to Item 3 above.


ITEM 5.      INTERESTS OF NAMED EXPERTS AND COUNSEL

              Not applicable.


ITEM 6.      INDEMNIFICATION OF DIRECTORS AND OFFICERS

            BY-LAWS; DELAWARE LAW. Section 145 of the Delaware General Corporation Law (the "DGCL") empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer or director of such corporation, or is or was serving at the request of such corporation as an officer or a director of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe his conduct was illegal. A Delaware corporation may indemnify officers and directors against expenses (including attorneys' fees) in connection with the defense or settlement of an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses (including attorneys' fees) which such officer or director actually and reasonably incurred in connection therewith.

         Section 102(b) (7) of the DGCL provides that a Delaware corporation may eliminate or limit the personal liability of a director to a Delaware corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the DGCL relating to the unlawful payment of a dividend or an unlawful stock purchase or redemption or (iv) for any transaction from which the director derived an improper personal benefit.

         Article VI of the By-laws of the Corporation provides that the Corporation shall indemnify, in the manner and to the fullest extent permitted by the DGCL, any person who is, was or is threatened to be made a defending party to any proceeding (including any pending or threatened civil or criminal action, suit, arbitration, alternate dispute resolution mechanism, investigation or administrative hearing) by reason of the fact that such person is or was a director or officer of the Corporation or is or was serving, at the request of the Corporation, in such capacity for another enterprise. The Corporation will pay in advance of final disposition all expenses incurred by a director in defending a proceeding which is subject to indemnification. The Corporation has the burden of proving that a director was not entitled to indemnification.

           INSURANCE. The Corporation's directors and officers are insured against losses arising from any claim against them as such for wrongful acts or omissions, subject to certain limitations.

ITEM 7.      EXEMPTION FROM REGISTRATION CLAIMED

              Not applicable.


ITEM 8.        EXHIBITS

               23     -        Consent of Independent Public Accountants (filed
                               herewith).

               24     -        Powers of Attorney of directors and certain
                               officers of the Corporation (included on signature page of this Registration Statement).


ITEM 9.      UNDERTAKINGS

(a)      The undersigned Registrant hereby undertakes:

         (1)     To file,  during any period in which  offers or sales are being
                 made,  a   post-effective   amendment   to  this   Registration
                 Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this

                     Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424 (b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material  information  with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

              Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
         Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Hershey, state of Pennsylvania, on this 25th day of April, 1997.

                                     HERSHEY FOODS CORPORATION

                                     By_________________________________
                                        /s/  W. F. Christ
                                             Senior Vice President and
                                             Chief Financial Officer






                                                                  Exhibit 24


                               POWER OF ATTORNEY


          Know All Men By These Presents, that each person whose signature appears below constitutes and appoints K. L. Wolfe, J. P. Viviano, W. F. Christ and R. M. Reese, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including any post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

           Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

      Signature                                     Title                                  Date
      ---------                                     -----                                  ----

         _________________________     Chairman of the Board and                     April 25, 1997
         /s/ (K. L. Wolfe)             Chief Executive Officer
                                          and Director

         _________________________     President and Chief                           April 25, 1997
         /s/ (J. P. Viviano)           Operating Officer and
                                         Director

         _________________________     Senior Vice President                         April 25, 1997
         /s/ (W. F. Christ)              and Chief Financial
                                         Officer

         _________________________      Controller                                   April 25, 1997
         /s/ (D. W. Tacka)               and Chief Accounting
                                         Officer

         _________________________       Director                                    April 25, 1997
         /s/ (W. H. Alexander)

         _________________________       Director                                    April 25, 1997
         /s/ (R. H. Campbell)

         _________________________       Director                                    April 25, 1997
         /s/ (C. M. Evarts)

         _________________________       Director                                    April 25, 1997
         /s/ (B. Guiton Hill)

         _________________________       Director                                    April 25, 1997
         /s/ (J. C. Jamison)

         _________________________       Director                                    April 25, 1997
         /s/ (M. J. McDonald)

         _________________________       Director                                    April 25, 1997
         /s/ (J.M. Pietruski)

         _________________________       Director                                    April 25, 1997
         /s/ (V. A. Sarni)



                                INDEX TO EXHIBITS


Exhibit                  Description
-------                  -----------


23               -       Consent of Independent Public Accountants (filed
                         herewith).

24               -       Power of Attorney ( included on signature page).